CONSENT OF INDEPENDENT AUDITORS






         We consent to the incorporation by reference in the Registration Statement (No. 333-97399) on Form S-8 of BUCS Financial Corp of our report dated January 16, 2004, relating to the consolidated statements of financial condition of BUCS Financial Corp as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 2003 annual report on Form 10-KSB of BUCS Financial Corp.



                                                      /s/Stegman & Company






Baltimore, Maryland
March 29, 2004